Exhibit 10.8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[         ]”.

Execution Copy

SUPPLEMENTAL AGREEMENT

BETWEEN

RYDE TECHNOLOGIES PTE. LTD.

AND

THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1

DATED 24TH DAY OF FEBRUARY 2022

TABLE OF CONTENTS

CLAUSE		PAGE

1.	INTERPRETATION	2

2.	AMENDMENTS TO THE ELA	2

SCHEDULE 1		12

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SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made on 24 day of February 2022

BETWEEN:

(1)	RYDE TECHNOLOGIES PTE. LTD. (Company Registration No. 201425891W), a company incorporated under the laws of Singapore, with its registered address at 3 Fraser Street, #08-21, Duo Tower, Singapore 189352 (the “Company”); and

(2)	THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1 (collectively, the “Investors” and individually, an “Investor”), (collectively the “Parties” or individually a “Party”).

WHEREAS:

(A)	The Company and the Investors have entered into an exchangeable loan agreement on 7 February 2022 (“ELA”).

(B)	The Parties have agreed to execute this Supplemental Agreement to amend and supplement the ELA on the terms and conditions of this Supplemental Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

All terms and expressions used in this Supplemental Agreement which are defined or construed in the ELA but are not defined or construed in this Supplemental Agreement shall have the same meanings and construction as in the ELA, unless the context requires otherwise.

2.	AMENDMENTS TO THE ELA

2.1	For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Parties hereby agree that the ELA shall be supplemented and amended with effect from the date of this Supplemental Agreement, as follows:

(a)	Clause 1.1 shall be amended to reflect the additions as indicated by the underlined text and the deletions as indicated by the deleted text, as follows:

“Automatic Redemption” has the meaning ascribed to it in Clause 11.1.

“EOD Redemption Date” has the meaning ascribed to it in Clause 11.2.

“EOD Redemption Payment Date” has the meaning ascribed to it in Clause 11.2.

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“Exchange Price” means the Exchange Price in the case of an Optional Exchange, a Trade Sale Exchange or a Mandatory Exchange (as the case may be), as further detailed ~~shall have the meaning ascribed to it~~ in Clause 10.6.3.

“Exchange Period” means the Optional Exchange Period and the Trade Sale Exchange Period. ~~shall have the meaning ascribed to it in Clause 10.2.~~

~~““Interest Payment Date” shall have the meaning ascribed to it in Clause 8.1.~~

“Long Stop Date” means ~~15~~ 28 February 2022 (or such other date as the Parties may mutually agree in writing.

“Mandatory Exchange” has the meaning ascribed to it in Clause 10.4.1.

“Maturity Payment ~~Redemption~~ Date” shall have the meaning ascribed to it in Clause 11.1.

“Market Capitalisation” means the aggregate market value of the Shares calculated based on the issue price of the Shares at IPO and total number of issued Shares immediately following the Proposed IPO and Listing.

“Optional Exchange” has the meaning ascribed to it in Clause 10.1.1(a).

“Optional Exchange Period” has the meaning ascribed to it in 10.2.

~~“Other Investors” has the meaning ascribed to it in Clause 2.4.~~

~~“Redemption” shall have the meaning ascribed to it in Clause 11.1.~~

“Redemption Date(s)” means Maturity Date, EOD Redemption Date or Trade Sale Redemption Date, as the case may be.

“Redemption Payment Date(s)” means the Maturity Payment Date, EOD Redemption Payment Date or the Trade Sale Redemption Payment Date, as the case may be.

“Trade Sale” shall mean, other than any transaction or series of transactions undertaken in connection with the Proposed IPO and Listing, the sale of a majority or more of the issued shares in the capital of the Listco or the sale of all or substantially all of the Listco’s assets to a third party buyer(s).

“Trade Sale Closing Date” means the date of closing of a Trade Sale as defined in the sale and purchase agreement in respect of the Trade Sale.

“Trade Sale Exchange” has the meaning ascribed to it in Clause 10.1.1(b).

“Trade Sale Exchange Period” has the meaning ascribed to it in Clause 10.2.

“Trade Sale Notice” means the written notice given by the Listco to the Investors of the Trade Sale and the intended Trade Sale Closing Date, at least 21 Business Days prior to the Trade Sale Closing Date or such other date as may be agreed between the Parties in writing.

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“Trade Sale Price” means the implied value of the Listco in the event of a Trade Sale calculated based on the purchase price attributable per Share in such Trade Sale multiplied by the total number of issued Shares as at the Trade Sale Closing Date.

“Trade Sale Redemption” has the meaning ascribed to it in Clause 11.3.

“Trade Sale Redemption Date” has the meaning ascribed to it in Clause 11.3.

“Trade Sale Redemption Payment Date” has the meaning ascribed to it in Clause 11.3.”

(b)	A new Clause 4.5 be added as follows:

“4.5	Maturity Date; Extension of Maturity Date

The Exchangeable Loan (and any interest accrued thereon) will be due and payable (unless previously redeemed or exchanged), on the Maturity Date. Any extension of the Maturity Date shall be made by both Parties in writing and the terms of the Exchangeable Loan for such extended period shall be substantially the same as the terms of this Agreement, or on such terms as may be otherwise determined and agreed between the Parties.”

(c)	Clause 8.1 and Clause 8.2 of the ELA shall be deleted in their entirety and replaced with the following:

“8.1	The Exchangeable Loan shall, for so long as it is outstanding, bear interest (“Interest”) from the Disbursement Date up to the relevant Redemption Date at the rate of 5% per annum flat on the total amount of the Exchangeable Loan disbursed. The Interest accruing on the outstanding Exchangeable Loan shall be calculated based on a 365-day year consisting of 12 calendar months and will be payable only on the relevant Redemption Payment Date.

In the event where, on or prior to Maturity Date:

(a)	an IPO has not occurred and a Trade Sale has not occurred, or a Trade Sale has occurred but Trade Sale Exchange does not occur at the expiry of the Trade Sale Exchange Period, Interest shall be payable, or

(b)	an IPO has occurred and Mandatory Exchange has occurred, or a Trade Sale has occurred and Trade Sale Exchange has occurred, no Interest shall be payable.

For the avoidance of doubt, no Interest shall be payable on the portion of the Exchangeable Loan that has been exchanged into Exchange Shares.

8.2	If Interest is required to be calculated for a period of less than one (1) year, it will be calculated on the basis of a 365-day year and the actual number of days elapsed.”

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(d)	Clauses 10.1, 10.2, 10.3, 10.4 and 10.5 shall be deleted in their entirety and replaced with the following:

“10.1	Exchange Right

10.1.1	Subject to hereinafter provided, each Investor shall have the right to exchange (“Exchange Right”) their respective proportion of the Principal Amount (excluding any interest accrued thereon), into Exchange Shares in the case of an/a:

(a)	Optional Exchange: at any time during the Optional Exchange Period at the Exchange Price (“Optional Exchange”); and

(b)	Trade Sale Exchange: in the event of a Trade Sale (which if undertaken, would be undertaken in respect of the Listco after the internal restructuring has been completed), during the Trade Sale Exchange Period at the Exchange Price (“Trade Sale Exchange”),

by serving an Exchange Notice in accordance with the Exchange procedure under Clause 10.3.

10.1.2	For the avoidance of doubt, other than as provided in Clause 10.1.1 above and Clause 10.4 below, the Exchangeable Loan shall not be exchangeable in whole or in any other proportion.

10.1.3	In the event that no Exchange Notice is received by the Company by the expiry of the Optional Exchange Period or the Trade Sale Exchange Period (as the case may be), the Investors shall be deemed to have foregone its Exchange Right in such event. Where an Exchange Right lapses in the case of an/a:

(a)	Optional Exchange, the Exchangeable Loan, unless previously redeemed or exchanged or cancelled, any outstanding Exchangeable Loan will be subject to redemption pursuant to Clauses 11.1 (Automatic Redemption) or 11.2 (Redemption on Occurrence of Event of Default); and

(b)	Trade Sale Exchange, the Exchangeable Loan, unless previously redeemed or exchanged or cancelled, any outstanding Exchangeable Loan will be subject to redemption pursuant to Clauses 11.1 (Automatic Redemption), 11.2 (Redemption on Occurrence of Event of Default) or 11.3 (Redemption following the lapse of Exchange Right in a Trade Sale Exchange).

10.1.4	Where the Investor is a corporate entity, such Investor shall appoint a member of its board of directors or a shareholder as a representative to exercise the Exchange Right pertaining to such Investor. The authority appointing such representative shall be presented to the Company in order for the Investors to exercise the Exchange Right.

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10.2	Exchange Period

The period within which an Exchange shall take place in the event of an Optional Exchange and a Trade Sale Exchange is as follows, in the case of an/a:

(a)	Optional Exchange: the period between the Disbursement Date and (including) the Maturity Date (“Optional Exchange Period”); and

(b)	Trade Sale Exchange: the period between the date of the Trade Sale Notice and (including) the date falling 14 Business Days therefrom or such other such as may be agreed between the Parties in writing (“Trade Sale Exchange Period”).

10.3	Exchange Procedure following the exercise of Exchange Right pursuant to Clause 10.1

10.3.1	In the event that an Investor wishes to exercise its Exchange Right pursuant to Clause 10.1:

(a)	the Investor shall exercise such Exchange Right by delivering the exchange notice in the form or substantially in the form set out in Schedule 2 to the Agreement (the “Exchange Notice”) to the Company. An Exchange Notice once delivered by the Investors shall not be withdrawn or revoked without the consent in writing of the Company. Upon receipt of the Exchange Notice, the Company shall be bound to exchange all the relevant outstanding Exchange Shares (where applicable) in the manner provided herein;

(b)	the date of exercise of the Exchange Right in respect of the Exchangeable Loan (the “Exercise Date”) will be deemed to be the Business Day immediately following the date of delivery of the Exchange Notice; and

(c)	in accordance with Clause 8.1, no Interest shall be payable on the proportions of the Exchangeable Loan exchanged under this Clause, and such proportions will be deemed fully repaid.

10.3.2	The Company shall procure, in the event of an Exchange under Clause 10.1, as soon as reasonably practicable, and in any event, not later than seven (7) Business Days after the receipt of the Exchange Notice, that share certificates together with all other documents of title and evidence of ownership and all other documents necessary to transfer the Underlying Shares to be issued, delivered or transferred on exchange into such name as the Investors shall direct, will be despatched by mail (at the expense of the person entitled thereto and uninsured and at the risk of the person entitled thereto) to such address as the Investors may request.

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10.3.3	Where:

(a)	no Exchange Notice is received by the Company by the expiry of the Optional Exchange Period or the Trade Sale Exchange Period; or

(b)	the Exchange Notice received by the Company is not in accordance with the terms of this Agreement, despite the Company notifying the Investors immediately after being made aware of such non- conformance and granting the Investors a 48-hour grace period to re- issue the Exchange Notice in accordance with the terms of this Agreement, such Investor’s right to Exchange (i) in the case of an Exchange Right being exercised pursuant to an Optional Exchange, shall lapse and be of no further effect, and (ii) in the case of an Exchange Right being exercised pursuant to a Trade Sale Exchange, such Investor’s right to Exchange shall lapse and be of no further effect in respect of a Trade Sale, but such Investor’s right to Exchange in respect of an Optional Exchange shall not be affected, provided that and to the extent that the Exchange Right in respect of an Optional Exchange has not been exercised and Optional Exchange Period has not expired.

10.4	Mandatory Exchange

10.4.1	Unless previously redeemed or exchanged into Exchange Shares, the outstanding Principal Amount (excluding any interest accrued thereon) shall be mandatorily exchanged into Exchange Shares at the Exchange Price, within the timeline as stipulated in Clause 10.4.3, upon the occurrence of a Proposed IPO and Listing where:

(a)	the Company receives a notification from the SGX-ST for the registration of the Offer Document for the Proposed IPO and Listing (“SGX-ST Clearance”); and

(b)	the minimum Market Capitalisation of the Listco immediately following the Proposed IPO and Listing is not less than S$40 million,

(the “Mandatory Exchange”).

10.4.2	In the case of a Mandatory Exchange, the Company or the Listco shall give written notice to the Investors of the date upon which the SGX-ST Clearance is received, within three (3) Business Days upon the receipt of the SGX-ST Clearance.

10.4.3	Further to Clause 10.4.2, on a date falling two (2) Business Days prior to Listing Date:

(a)	the Company shall procure, in the case of Underlying Shares which are deposited with CDP or any other central depository or clearing system, the delivery of such Underlying Shares through and in accordance with the laws and regulations applicable to such central depository or clearing system, to the relevant Securities Account; or

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(b)	the Company shall procure, in the case of Underlying Shares that are not deposited in a clearing system (for instance, available only in scrip form), that share certificates together with all other documents of title and evidence of ownership and all other documents necessary to transfer the Underlying Shares to be issued, delivered or transferred on exchange into such name as the Investors shall direct, will be despatched by mail (at the expense of the person entitled thereto and uninsured and at the risk of the person entitled thereto) to such address as the Investors may request.

For the avoidance of doubt, where the Underlying Shares comprises securities which are cleared through CDP, the delivery of such Underlying Shares shall be effected only by crediting the Securities Account designated by the Investors. Such securities will not be delivered to the Investors outside of the book-entry (scripless) settlement system of CDP. Should any Investor wish to designate a person(s) other than itself to receive the Underlying Shares, details of such person(s), including name, number of Underlying Shares to be issued or transferred and (if applicable) the Securities Account, shall be provided to the Company or the Listco in writing at least five (5) Business Days prior to the delivery.

For the avoidance of doubt, Parties agree that the form of the Underlying Shares (whether comprising securities which are deposited with CDP or any other central depository or clearing system or otherwise) shall be determined by the issue manager of the Proposed IPO and Listing acting in its discretion.

10.5	[Intentionally omitted]”

(e)	Clause 10.6.3 shall be deleted in its entirety and replaced with the following:

“10.6.3	Exchange Price

The price per Underlying Share at which Underlying Shares will be issued upon the Exchange pursuant to this Clause 10 will be the “Exchange Price” in the following scenarios, which will be based:

(a)	In the case of an Optional Exchange and Trade Sale Exchange pursuant to Clause 10.1, upon a 30% discount to the lower of:

(i)	where available or applicable, the final IPO price per Share as determined by the Listing Manager in the event of an Optional Exchange, or the purchase price per Share in the event of a Trade Sale; or

(ii)	the price per Share calculated on the basis of S$65 million divided by the total number of issued Shares as at the date of the Exchange Notice in the event of an Optional Exchange, or the price per Share based on a Trade Sale Price of S$65 million in the event of a Trade Sale.

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(b)	In the case of a Mandatory Exchange pursuant to Clause 10.4, upon a 30% discount to the lower of:

(i)	the final IPO price per Share as determined by the Listing Manager in the event of a Proposed IPO and Listing; or

(ii)	the price per Share calculated based on a Market Capitalisation of S$65 million in the event of a Proposed IPO and Listing.”

(f)	Clause 10.6.4 shall be amended to reflect the additions as indicated by the underlined text and the deletions as indicated by the deleted text, as follows:

“10.6.4	Registration

The Investors or such person(s) so designated by the relevant Investors will become the holder of record of the number of Underlying Shares issuable upon an Exchange pursuant to Clause 10.1 or Clause 10.4 ~~10.5.1~~ with effect from:

…”

(g)	Clause 11 be shall be deleted in its entirety and be replaced with the following:

“11.	REDEMPTION

11.1	Automatic Redemption

Unless previously redeemed or exchanged and cancelled as herein provided, any outstanding Exchangeable Loan will be automatically redeemed by the Company on the Maturity Date at 100% of the Principal Amount (and any interest accrued thereon) of such outstanding Exchangeable Loan (“Automatic Redemption”).

In the event that an Automatic Redemption event occurs pursuant to the above, the Company shall issue a redemption notice in the form or substantially the form set out in Schedule 1 to the Agreement. The Company shall, as soon as practicable, but in any event not more than seven (7) Business Days after the delivery of the redemption notice (“Maturity Payment Date”), pay the redemption amount determined in accordance with Clause 11.1, in cash to the Investors by way of a cashier’s order drawn on a licensed bank in Singapore (or as otherwise agreed with the Investors).

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11.2	Redemption on occurrence of Event of Default

For so long as any Exchangeable Loan remains outstanding, any Investor may give notice to the Company that the Exchangeable Loan (and any interest accrued thereon) is immediately due and repayable as specified in Clause 7 (“EOD Redemption Date”), in the event that an Event of Default has occurred and if capable of remedy, not remedied within 30 Business Days of such notice by the Investor(s) to the Company of such Event of Default. Such amount shall be repayable as soon as practicable, but in any event not more than seven (7) Business Days after the delivery of the redemption notice (“EOD Redemption Payment Date”), pay the redemption amount determined in accordance with Clause 11.2, in cash to the Investors by way of a cashier’s order drawn on a licensed bank in Singapore (or as otherwise agreed with the Investors).

11.3	Redemption following lapse of Exchange Right in a Trade Sale Exchange

Unless previously redeemed or exchanged and cancelled as herein provided, the Company has the right (but not the obligation) to redeem outstanding Exchangeable Loan that remains outstanding as at the date of expiry of the Trade Sale Exchange Period at 100% of the Principal Amount (and any interest accrued thereon) of such outstanding Exchangeable Loan (“Trade Sale Redemption”).

To exercise the Trade Sale Redemption, the Company shall issue a redemption notice in the form or substantially the form set out in Schedule 1 to the Agreement (“Trade Sale Redemption Date”). The Company shall, as soon as practicable, but in any event not more than seven (7) Business Days after the delivery of the redemption notice (“Trade Sale Redemption Payment Date”), pay the redemption amount determined in accordance with Clause 11.3, in cash to the Investors by way of a cashier’s order drawn on a licensed bank in Singapore (or as otherwise agreed with the Investors).

11.4	Cancellation of Exchangeable Loan upon redemption

All Exchangeable Loan which are redeemed will forthwith be cancelled and shall not be re-issued.

11.5	Redemption

For the avoidance of doubt, subject to any other agreement between the Parties in writing, redemption of the Exchangable Loan shall only be permitted in the circumstances specified in these Clauses.”

(h)	Schedule 1 shall be deleted in its entirety and be replaced with the new Schedule 1 in Annex A.

3.	DISBURSEMENT DATE

The Parties hereby confirm and agree that “Disbursement Date” shall be the date falling three (3) Business Days from the date of this Supplemental Agreement.

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4.	GENERAL

4.1	Each Party represents and warrants to the other Party that:

(a)	he/it has the requisite authority and power to enter into, exercise his/its rights and perform and comply with his/its obligations under this Supplemental Agreement; and

(b)	his/its obligations under this Supplemental Agreement are legal, valid, binding and enforceable in accordance with its terms.

4.2	Except to the extent amended by this Supplemental Agreement, the ELA and all other instruments, deeds, agreements and documents executed thereunder or pursuant thereto shall remain unchanged and shall continue in full force and effect.

4.3	The ELA (and all other instruments, deeds, agreements and documents executed thereunder or pursuant thereto) shall henceforth be read and construed in conjunction with the modifications effected by this Supplemental Agreement. The ELA (and all other instruments, deeds, agreements and documents executed thereunder or pursuant thereto) and this Supplemental Agreement shall be read and construed as one instrument.

4.4	This Supplemental Agreement shall be governed by and construed in accordance with the laws of Singapore and the Parties agree that Clause 27 of the ELA (in relation to Governing Law and Arbitration) shall be applicable to this Supplemental Agreement.

4.5	This Supplemental Agreement may be entered into in any number of counterparts, each of which when executed and delivered (whether in original or by way of facsimile or electronic or email transmission) is an original and all of which when taken together shall constitute one and the same instrument. Any Party may enter into this Supplemental Agreement by signing any such counterpart. The mode of execution by the Parties may include execution by digital or electronic means, and the Parties agree that the delivery by one Party to the other Party of such electronically or digitally signed (“e-signed”) counterparts e-signed by the delivering Party, by way of email, or by any other document exchange or document delivery software or application, shall constitute the delivering Party’s agreement and intention to enter into a binding agreement with the other Party, subject always to the terms of this Supplemental Agreement.

4.6	Save as expressly provided in this Supplemental Agreement, the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) shall not under any circumstances apply to this Supplemental Agreement and any person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce this Supplemental Agreement.

4.7	No amendment or variation of this Supplemental Agreement shall be effective unless in writing and signed by or on behalf of each Party.

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SCHEDULE 1

Investors

Investors	Principal Amount	Contact Particulars
PHILLIP VENTURES ENTERPRISE FUND 5 LTD Company Registration No. 201502045Z	S$2,600,000	Address: [ ] Attention: Ms. Uzia Sng / Mr. Timothy Chan Email Address: [ ] Telephone No.: [ ]

PHILLIP VENTURES ENTERPRISE FUND 6 LTD Company Registration No. 201928493H	S$1,300,000	Address: [ ] Attention: Ms. Uzia Sng / Mr. Timothy Chan Email Address: [ ] Telephone No.: [ ]

MTX CAPITAL PTE. LTD. Company Registration No. 201935437E	S$1,000,000	Address:[ ] Facsimile No.: [ ] Attention: Ng Kok Soon Email Address: [ ] Telephone No.: [ ]

Koh Chuan Koon	S$300,000	Address:[ ] Facsimile No.:[ ] Attention: Chuan Koon Koh Email Address: [ ] Telephone No.: [ ]

Total	S$5,200,000

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ANNEX A

“Schedule 1

Form of Redemption Notice

Date:

From:

RYDE TECHNOLOGIES PTE. LTD.

(the “Company”)

To:

[●]

Dear Sirs

RE: REDEMPTION NOTICE – [REDEMPTION AT MATURITY] / [REDEMPTION FOLLOWING LAPSE OF EXCHANGE RIGHT IN A TRADE SALE EXCHANGE]*

1.	We refer to the Exchangeable Loan Agreement dated ____________________ 2022 (as the same may from time to time be amended, modified or supplemented) between the Company and the Investors (as described in the Agreement) (the “Agreement”).

2.	Pursuant to [Clause 11.1]/[Clause 11.3]* of the Agreement, we hereby give notice to redeem the following outstanding Exchangeable Loan:

Total Principal Amount of Exchangeable Loan to be redeemed:

Redemption Payment Date:

Yours faithfully

Name:
Title:
For and on behalf of
RYDE TECHNOLOGIES PTE. LTD.

* to delete as applicable

This Supplemental Agreement has been entered into by the Parties on the date stated at the beginning.

The Company

SIGNED by ZOU JUNMING TERENCE	)
	)	/s/ ZOU JUNMING TERENCE
For and on behalf of	)
RYDE TECHNOLOGIES PTE. LTD.	)

The Investors

SIGNED by Timothy Chan, Director	)
	)	/s/ TIMOTHY CHAN
For and on behalf of	)
PHILLIP VENTURES ENTERPRISE FUND 5 LTD	)

SIGNED by Timothy Chan, Director	)
	)	/s/ TIMOTHY CHAN
For and on behalf of	)
PHILLIP VENTURES ENTERPRISE FUND 6 LTD	)

SIGNED by Ng Kok Soon	)
	)	/s/ NG KOK SOON
For and on behalf of	)
MTX CAPITAL PTE. LTD.	)
in the presence of:	)

/s/ YU WEIJIE
Witness Name: Yu Weijie

SIGNED by	)
KOH CHUAN KOON	)
in the presence of:	)

Witness Name:

SIGNED by	)

For and on behalf of	)
MTX CAPITAL PTE. LTD.	)

/s/ KOH CHUAN KOON

SIGNED by	)
KOH CHUAN KOON	)